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                                                                    EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement dated April 19, 1996 on Form S-4 (concerning the acquisition of Moxham Bank Corporation by BT Financial Corporation) of our report dated January 23, 1996, on our audits of the consolidated financial statements of BT Financial Corporation and affiliates as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".

/s/ COOPERS & LYBRAND LLP

Coopers & Lybrand LLP
600 Grant Street
Pittsburgh, PA
April 19, 1996